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                                                                   EXHIBIT 11

               AMERICAN EXPRESS COMPANY AND CONSOLIDATED SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                         Five Years Ended December 31, 1994

                                     1994         1993         1992        1991        1990
                                     ----         ----         ----        ----        ----
1. Weighted average number of
   common shares issued and
   outstanding                497,281,258  484,754,771  476,047,601 468,950,425  438,110,325

2. Weighted average number of
   shares In-Lieu/LOI             510,109      414,904      463,128     465,383      462,784

3. Common shares assuming
   exercise of stock options    3,084,114    2,777,899      255,139     331,756      495,716

4. Common share equivalents
   for Variable Rate
   Convertible Notes                    -            -            -       6,117      178,228

5. Berkshire Hathaway           7,939,686   12,190,155            -           -            -
                                ---------   ----------   ----------  ----------   ----------
6. Primary common shares and
   common share equivalents   508,815,167  500,137,729  476,765,868 469,753,681  439,247,053

7. Additional common shares
   assuming exercise of stock
   options based on year-end
   market price                   312,691      474,233            -           -            -

8. Common shares reserved for
   conversion of 9% Convertible
   Debentures                     538,409    3,519,727            -   3,865,733    4,033,880

9. Common shares reserved for
   conversion of 7 1/2%
   Convertible Debentures         142,984      195,406            -     198,582      198,582

10.Common shares reserved for
    conversion of 7 3/4%
    Convertible Debentures              -
   Preferred shares to Nippon-
    5% Dividend                 6,239,872            -            -           -       28,794
                              -----------   ----------   -----------  ----------  -----------
11.Fully diluted common
   shares and common share
   equivalents                516,049,123   504,327,095  476,765,868 473,817,996  443,508,309
                              ===========   ===========  =========== ===========  ===========

12.Income from continuing
   operations before
   accounting changes
    ($ millions)              $     1,380   $     1,605   $      578  $      607   $    1,148

13.Less:
    Dividends on Money
     Market Preferred Shares            -             -            -         (14)         (19)
    Dividends on Convertible
     Exchangeable Preferred
     Shares                           (16)          (16)         (16)        (16)         (16)
    Dividends on $216.75 CAP
     Preferred Shares                   -             -          (27)        (10)           -

14.Add back:
    Interest on Variable Rate
     Convertible Notes, net
     of income tax benefit              -             -            -           -            1
                                ---------   -----------   ----------   ---------   ----------
15.Income from continuing
   operations before accounting
   change applicable to primary
   common shares and common
   share equivalents                1,364         1,589          535         567        1,114

16.Discontinued operations,
   net of income taxes                 33          (127)        (149)        182         (967)

17.Cumulative effect of
   changes in accounting
   principles, net of
   income taxes                         -             -           32           -            -
                                ---------    ----------   ----------   ---------   ----------
18.Net income applicable to
   primary common shares and
   common share equivalents         1,397         1,462          418         749          147

19.Add back:
    Interest on convertible
    debt, net of income tax
    benefit                             1             4            -           4            4
                                ---------    ----------    ---------    --------    ---------
20.Net income applicable to
   fully diluted common shares
   and common share equivalents   $ 1,398       $ 1,466      $   418      $  753      $   151
                                =========    ==========    =========    ========    =========
21.Income from continuing
   operations before accounting
   change applicable to fully
   diluted common shares and
   common share equivalents
    (20 - (16+17))                $ 1,365       $ 1,593      $   535      $  571      $ 1,118
                                =========    ==========    =========    ========     ========
22.Income from continuing
   operations before
   accounting changes per share:
      Primary (15/6)              $  2.68       $  3.17      $  1.12      $ 1.21      $  2.54
      Fully diluted (21/11)       $  2.65       $  3.16      $  1.12      $ 1.21      $  2.52
23.Income (loss) from
   discontinued operations
   per share:
    Primary (16/6)                $   .07       $  (.25)     $  (.31)     $  .38      $ (2.20)
    Fully diluted (16/11)         $   .06       $  (.25)     $  (.31)     $  .38      $ (2.18)

24.Cumulative effect of
   accounting changes per
   share:
    Primary (17/6)                $     -       $     -      $   .07      $    -      $     -
    Fully diluted (17/11)         $     -       $     -      $   .07      $    -      $     -

25.Net income per share:
    Primary (18/6)                $  2.75       $  2.92      $   .88      $ 1.59      $   .34
    Fully diluted (20/11)         $  2.71       $  2.91      $   .88      $ 1.59      $   .34

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Note:  The above amounts reflect changes in accounting principles relating to income taxes and postretirement benefits other than pensions in 1992.